TWENTIETH AMENDMENT TO
THE EA SERIES TRUST ETF DISTRIBUTION AGREEMENT
THIS TWENTITH AMENDMENT to the ETF Distribution Agreement, dated as of September 30, 2021 (the “Agreement”), is entered into by and among EA Series Trust (the “Trust”), Empowered Funds, LLC (the “Adviser”) and Quasar Distributors, LLC (the “Distributor” together with the Trust and the Adviser, the “Parties”) as of March 7, 2025 (the “Effective Date”).
WHEREAS, the Parties desire to amend Schedule A of the Agreement to add certain new Funds, and make other changes to Schedule A as described more fully therein;
WHEREAS, Section 13 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.
2.Schedule A of the Agreement is hereby deleted and replaced in its entirety by Schedule A attached hereto, which reflects Fund updates.
3.Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.
4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, the Parties hereto have caused this Nineteenth Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.
EA SERIES TRUST    QUASAR DISTRIBUTORS, LLC
By: /s/ Michael D. Barolsky    By: /s/ Teresa Cowan
Michael D. Barolsky, Vice President & Secretary    Teresa Cowan, President

EMPOWERED FUNDS, LLC
By: /s/ Sean Hegarty
Sean Hegarty, Chief Operating Officer

SCHEDULE A
Separate Series of EA Series Trust As of March 7, 2025

Name of Series

Alpha Architect 1-3 Month Box ETF Alpha Architect Tail Risk ETF
Alpha Architect High Inflation and Deflation ETF
Alpha Architect International Quantitative Momentum ETF Alpha Architect International Quantitative Value ETF Alpha Architect U.S. Quantitative Momentum ETF Alpha Architect U.S. Quantitative Value ETF
Alpha Architect Value Momentum Trend ETF Altrius Global Dividend ETF
AOT Growth and Innovation ETF Argent Mid Cap ETF
Astoria US Equal Weight Quality Kings ETF Bridges Capital Tactical ETF
Burney U.S. Factor Rotation ETF Bushido Capital US Equity ETF Discipline Fund ETF
EA Bridgeway Blue Chip ETF
EA Bridgeway Omni Small Cap Value ETF Euclidean Fundamental Value ETF Freedom 100 Emerging Markets ETF Freedom Day Dividend ETF
Gadsden Dynamic Multi-Asset ETF Guru Favorite Stocks ETF MKAM ETF
Morgan Dempsey Large Cap Value ETF Relative Sentiment Tactical Allocation ETF Sparkline Intangible Value ETF
Strive 1000 Dividend Growth ETF Strive 1000 Growth ETF
Strive 1000 Value ETF Strive 500 ETF
Strive Emerging Markets Ex-China ETF Strive Enhanced Income Short Maturity ETF Strive Natural Resources and Security ETF Strive Small Cap ETF
Strive Total Return Bond ETF Strive U.S. Energy ETF
Strive U.S. Semiconductor ETF MarketDesk Focused U.S. Dividend ETF
WHITEWOLF Publicly Listed Private Equity ETF WHITEWOLF Commercial Real Estate Finance Income ETF ARK 21Shares Active Bitcoin Futures Strategy ETF

ARK 21Shares Active Ethereum Futures ETF
ARK 21Shares Active On-Chain Bitcoin Strategy ETF
ARK 21Shares Blockchainand Digital Economy Innovation ETF ARK 21Shares Active Bitcoin Ethereum Strategy ETF Honeytree U.S. Equity ETF
TBG Dividend Growth ETF Keating Active ETF
Alpha Blue Capital US Small-Mid Cap Dynamic ETF Strive Mid-Cap ETF
CCM Global Equity ETF
StockSnips AI-Powered Sentiment US All Cap ETF Draco Evolution AI ETF
Research Affiliates Deletions ETF
Strive International Developed Markets ETF Astoria US Quality Growth Kings ETF Sparkline International Intangible Value ETF Intelligent Livermore ETF
Stance Sustainable Beta ETF Coastal Compass 100 ETF Efficient Market Portfolio Plus ETF Alpha Architect 1-3 Year Box ETF
Alpha Architect Aggregate Bond ETF
Alpha Architect Intermediate-Term Treasury Bond ETF Matrix Advisors Value ETF
Militia Long/Short Equity ETF Sarmaya Thematic ETF MRBL Enhanced Equity ETF YOKE Core ETF
JLens 500 Jewish Advocacy U.S. ETF RockCreek Global Equality ETF
MC Trio Equity Buffered ETF MarketDesk Focused U.S. Momentum ETF Argent Large Cap ETF
Argent Focused Small Cap ETF Bastion Energy ETF
Bushido Capital US SMID Cap Equity ETF